CERTIFICATE OF AMENDMENT TO THE
                         ARTICLES OF INCORPORATION

     Acculine Industries, Incorporated, a corporation of the State of Delaware, whose registered office is located at Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, 19801, certifies pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, as amended, that at a meeting of the stockholders of said corporation called for the purposes of amending the articles of incorporation, and held on May 21, 1988, it was resolved by the vote of the holders of a majority of the shares of each class entitled to vote that Article I of the Articles of Incorporation is amended to read as follows:

                                 ARTICLE I

                                    NAME
                                   -----
     The name of the corporation hereby created shall be SiCLONE
Industries, Incorporated.

     WE, THE UNDERSIGNED, being the President and Secretary of Acculine Industries, Incorporated, make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 23rd day of May, 1988.

                              /s/  A.J. Miller
                                   ------------------------
                                   A.J. Miller, President

                              /s/  Morton MacLeod
                                   ------------------------
                                   Morton MacLeod, Secretary

CORPORATE ACKNOWLEDGMENT

STATE OF California      )
                         :ss
COUNTY OF Santa Clara    )

     On this the 23rd day of May 1988, before me, D. Elaine Belardi, the undersigned Notary Public, personally appeared A.J. Miller and Morton MacLeod [X] personally known to me [ ] proved to me on the basis of satisfactory evidence to be the person(s) who executed the within instrument as President and Secretary or on behalf of the corporation therein named, and acknowledged to me that the corporation executed it.

     WITNESS my hand and official seal.

                              /s/  D. Elaine Belardi
                                   ------------------
                                   Notary Signature

My Commission Expires: March 27, 1991